As filed with the Securities and Exchange Commission on April __, 2021 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Soliton, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4729076 (I.R.S. Employer Identification Number)
5304 Ashbrook Drive, Houston, Texas (Address of Principal Executive Offices)	77081 (Zip Code)
Soliton, Inc. 2018 Stock Plan (as amended)
(Full title of the plan)

Lori Bisson, Chief Financial Officer
5304 Ashbrook Drive, Houston, Texas
Houston, Texas 77081
(Name and address of agent for service)

Copies to:
Cavas S. Pavri, Esq.
Schiff Hardin LLP
100 N. 18th, Suite 300
Philadelphia, PA 19103
(202) 724-6847
Facsimile: (202) 778-6460

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	1,500,000	$15.69	$23,535,000	$2,567.67
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Soliton, Inc. common stock that may be granted under the Soliton, Inc. 2018 Stock Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) The proposed maximum offering price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the price of $15.69 per share, the average of the high and low prices of the registrant’s common stock of as reported on the Nasdaq Stock Market on April 19, 2021.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of Soliton, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plan are effective. This Registration Statement registers an additional 1,500,000 shares of common stock of the Company to be issued pursuant to the Company’s 2018 Stock Plan, as amended (the “Equity Plan”). The contents of the previous Registration Statements on Form S-8 filed by us with the SEC for the Equity Plan on July 12, 2019 (file no. 333-232636) and October 9, 2020 (file no. 333-249414), including any amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a)The Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (filed on March 4, 2021);

(b)The Company’s Current Reports on Form 8-K filed on February 1, 2021;

(c)The Company’s Definitive Proxy Statement on Schedule 14A filed on March 26, 2021

(d)The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A/A, dated and filed with the SEC on February 15, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Soliton, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed February 22, 2019)
4.2	Amended and Restated Bylaws of Soliton, Inc. (incorporated by reference to Exhibit 2.2 to the Registrant’s Form 1-A, file number 024-10854)
4.3	Form of Common Stock Certificate (incorporated by reference to exhibit 4.1 of the Form 10-K filed March 29, 2019)
4.4#	2018 Stock Plan of Soliton, Inc., as amended, and forms of award agreements thereunder (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-8, file number 333-232636)
5#	Opinion of Schiff Hardin LLP
23.1#	Consent of Dixon Hughes Goodman LLP
23.2#	Consent of Schiff Hardin LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature pages of this Registration Statement)
#    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on April 20, 2021.

    SOLITON, INC.

    By:      /s/ Bradley Hauser
    Name:    Bradley Hauser
    Title:    Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Bradley Hauser or Lori Bisson, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Bradley Hauser
Bradley Hauser	Chief Executive Officer, President and Director	April 20, 2021
(Principal Executive Officer)
/s/ Lori Bisson
Lori Bisson	Chief Financial Officer	April 20, 2021
(Principal Financial Officer and Principal Accounting Officer)
/s/ Walter Klemp
Walter Klemp	Executive Chairman of the Board of Directors	April 20, 2021

/s/ Christopher Capelli
Christopher Capelli	Vice Chairman of the Board of Directors and Chief Science Officer	April 20, 2021

/s/ Jonathan Foster
Jonathan Foster	Director	April 20, 2021

/s/ Danika Harrison
Danika Harrison	Director	April 20, 2021

/s/ Niquette Hunt
Niquette Hunt	Director	April 20, 2021

/s/ Michael Kaminer
Michael Kaminer	Director	April 20, 2021